                            J3 LEARNING CORPORATION
                              10729 Bren Road East
                          Minneapolis, Minnesota 55343

                                 FORM OF PROXY
                      FOR SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 30, 1996


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF J3 LEARNING CORPORATION


     The undersigned, having received the Notice of Special Meeting and accompanying Prospectus/Proxy Statement, hereby appoints Charles J. Gorman and Daniel J. Frawley, or either one of them, attorney or attorneys of the undersigned (each with the full power to appoint his substitute), with all powers the undersigned would possess if personally present, and hereby authorizes them (and each of them) to vote and to act with regard to all shares of common stock and all shares of series A convertible preferred stock of J3 Learning Corporation held of record by the undersigned on June 20, 1996, at the Special Meeting of Shareholders of J3 Learning Corporation to be held on July 30, 1996, or any adjournment or adjournments thereof, as specified below on the following matters and, in their discretion, upon any other matters that may properly be brought before the Special Meeting:



     1. To vote as follows on the adoption and approval of the Agreement and Plan of Merger, dated as of March 11, 1996, as amended on May 29, 1996 and June 25, 1996 (the "Merger Agreement"), among J3 Learning Corporation, Gartner Group, Inc., a Delaware corporation, and Gartner's wholly owned subsidiary, GJ Acquisition Corporation, a Minnesota corporation, providing for the merger of GJ Acquisition Corporation with and into J3 Learning Corporation:


/ / FOR adoption and approval                 / / AGAINST adoption and approval
   of the Merger Agreement                       of the Merger Agreement

     2. In their discretion, to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE IN THE FIRST MATTER DESCRIBED ABOVE, THIS PROXY WILL NOT CONSTITUTE A VOTE IN FAVOR OF ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

Please sign exactly as your name appears as printed below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other officer authorized to sign on behalf of the corporation. If a partnership, please sign in partnership name by authorized person.

- ---------------------------------   ---------------------------------   Dated: , 1996
Signature                           Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.